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                           RECOM MANAGED SYSTEMS, INC.
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EXECUTED VIA FACSIMILE
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February 14, 2003 .

Lowell T. Harmison, Ph.D.
Gallery House
2022 R. Street, N.W.
Washington, D.C. 20009

RE:      Recom Managed Systems, Inc.

Dear Dr. Harmison:

We have appreciated the time you have spent evaluating the technologies of Recom Managed Systems, Inc. ("Recom"). Your comments to us today, about how far Recom's technologies have already developed over the past few months, were heartening. I am appreciative of your efforts to date and all the time you have devoted to our efforts.

As you know, Recom is an emerging life sciences company focused on the monitoring, detection and researching of physiological signals in order to prevent medical complications and disease that impact an individual's health. The current management believe you would be a valued asset to the team and that your insight, talent, and experience would assist immeasurably in Recom's growth. Therefore, I would like to extend an offer for you to become the Senior Advisor to Recom with regard to technological support, technological strategy, product development, medical advisory board development, scientific advisory board development, and ultimately - after full and complete productization of Recom's current technologies - FDA clearance of its heart monitoring devices; this would also be along with other surrounding scientific duties as may be mutually agreed-upon between you and Recom in the future..

Being the Senior Advisor to Recom during this time of growth is exciting. You will have the opportunity to participate in the development of cutting edge technology that may one day eliminate phenomenon such as heart attacks, a leading cause of death, from the planet. Notwithstanding any other benefits you may derive from being associated with such an endeavor, we realize your time is valuable. After careful review: taking into account Recom's current and future needs as well as the time commitment the company will ask of you as a Senior Advisor, we have developed the following compensation plan:


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          4705 Laurel Canyon Blvd, Second Floor o Studio City, CA 91607
                  Phone 818-432-4560 o Facsimilie 818-432-4566

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
Upon Joining                        Upon joining Recom as a Senior Advisor,  you will be granted options to purchase
                                    36,000 (THIRTY SIX thousand) shares of the company's common stock and granted an equal number of shares ON THE ANNIVERSARY  DATE OF JOINING RECOM FOR YEARS 1, 2,
                                    AND 3 OF  SERVICE  TO THE  COMPANY  at the  market  price as of the date of this letter.  These  options  shall vest  quarterly  over EACH YEAR OF SERVICE TO THE
                                    COMPANY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Change In Control                   In the  event  that  ARC  Finance  Group is not the  fifty  one  percent  (51%)
                                    shareholder  of  Recom,  at any  time  subsequent  to the  date of this  letter
                                    (hereinafter  "change in  control"),  and in the event the change in control is consummated such that ARC voluntarily  divests itself of its shareholdings such
                                                              -----------
                                    that it is no longer in control  over  Recom,  you will  receive an  additional
                                    twenty  thousand   (20,000)  shares  in  excess  of  all  other   consideration
                                    hereunder.

Milestone Bonus                     In the event you meet product  milestones  set by the Recom Board of Directors, including,  without limitation,  the appropriate  clearances to market and sell
                                    Recom's final  products to the general  public,  you will receive an additional
                                    twenty  thousand   (20,000)  shares  in  excess  of  all  other   consideration
                                    hereunder.  Each  Board  milestone  shall  yield  an  additional  20,000  share payment to you including  THESE SPECIFIC THREE  MILESTONES:  A) PREPARATION AND
                                    FILING  OF 510K;  B) FDA  APPROVAL  OF THE 510K:  AND C)  MARKET  LAUNCH OF THE
                                    PRODUCT.  This will be  notwithstanding  an event  whereby  you  become a Board member of Recom, as Recom has consulted with separate  counsel and any conflict thereon has been waived.

NEW RECOM TECHNOLOGY PLATFORMS      TWO NEW  TECHNOLOGY  PLATFORMS  HAVE  BEEN  DISCLOSED  TO RECOM TO  BROADEN  THE
                                    COMPANY'S  BASE  AND TO MAKE  RECOM  A  STRONGER  LIFE  SCIENCE  COMPANY.  THESE
                                    PLATFORMS  PARALLEL  THE  EXISTING   CARDIO-ELECTROPHYSIOLOGICAL   BASE  TO  THE
                                    CARDIO-CHEMOPHYSIOLOGICAL  BASE AND TO A BROADER  CARDIO/GENERAL  HEALTH  STATUS
                                    PLATFORMS.  THE PLAN AND COMPENSATION  FOR EACH NEW TECHNOLOGY  PLATFORM WILL BE
                                    COMPLETED AND AGREED TO BY JULY 1, 2003.

Cash Consideration                  You shall  receive  $36,000  (thirty  six  thousand  dollars)  per year for your three-year term at Recom, payable quarterly.


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         Note  all  compensation  provided  hereunder  will  be  subject  to any applicable tax withholding requirements. Of course, this contract is terminable at the will of either party. IF THIS AGREEMENT IS TERMINATED BY RECOM FOR ANY REASON OTHER THAN FOR NEGLIGENCE, MISCONDUCT, BREACH OF THE MATERIAL TERMS OF THIS AGREEMENT BY YOU, OR A FAILURE BY YOU TO PERFORM IN A REASONABLE FASHION HEREUNDER AS SENIOR ADVISOR, THE REMAINING COMPENSATION OF THE AGREEMENT BECOMES DUE AND PAYABLE WITHIN 90 DAYS. Moreover, Recom's offer is explicitly made in reliance upon your representations and warrant that you have guided start-up companies such as Recom toward successful medical device or drug productization, that you have regulatory experience in these regards, that you are qualified to guide Recom through these processes, and that you believe Recom represents, owns and manages a set of technologies, non-invasiveness thereof, and other facts that are in your view not difficult or patently untenable to move the ultimate Recom products to the marketplace. YOU WILL BE INDEMNIFIED BY RECOM AGAINST ANY AND ALL LEGAL ACTION AND EXPENSES THAT MAY BE BROUGHT AGAINST YOU FROM ANY SOURCE OTHER THAN FOR NEGLIGENCE OR MISCONDUCT ON YOUR PART WHICH ARISES FROM THIS AGREEMENT AND/OR FROM HIS SERVICES PROVIDED UNDER THIS AGREEMENT.

Any dispute hereunder shall be resolved by binding arbitration in Los Angeles County, California before the American Arbitration Association, and judgment on any award shall be fully binding and not subject to appeal.

We feel this compensation plan aligns your interest with those of the company and its shareholders. Please bear in mind that any Advisory compensation is separate from any other compensation you may receive if selected for additional positions with Recom or if you become employed by the company in the future. For example, any merger, acquisition, financing or sale of technologies by you to Recom would be separately negotiated in a separate document satisfactory to all parties. Any merger, acquisition, financing or sale in general would be separately negotiated and it is contemplated that you would receive separate consideration therefore.

If you would like to accept our invitation and join our fast pace and quickly growing company, please countersign below and the transaction will be completed. Your signature below, and initialing ever page of the attachment hereto, also signifies your approval as true and correct of the press release appended hereto that we shall release to the marketplace on Monday, February 17, 2003 regarding our exciting alignment with you where you will exclusively advise on these critical matters for Recom.


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I thank you in advance for your time and  consideration and look forward to your addition to the Recom.


Sincerely,

Recom Managed Systems, Inc.

/a/ Marvin Fink
Marvin Fink
Chief Executive Officer


I accept your invitation and agree to the terms outlined herein, in their entirety:

/s/ Lowell T. Harmison
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Lowell T. Harmison, Ph.D.